UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 24, 2007
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	1-33169 (Commission File Number)	41-1967918 (IRS Employer Identification No.)
14700 Martin Drive
Eden Prairie, Minnesota 55344
(Address of principal executive offices, including zip code)
(952) 564-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 8.01 OTHER EVENTS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Amendment to Sale and Purchase Agreement
Cautionary Statement

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On January 24, 2007, we entered into an Amendment to the Sale and Purchase Agreement, dated as of July 11, 2006, with Sealy Corporation (“Sealy”). We have agreed to work with Sealy on an exclusive basis in the bedding manufacture and retail field and will be Sealy’s exclusive vendor for these systems during the term of the agreement, assuming Sealy’s satisfaction of minimum order requirements and contingent upon the successful conclusion of Sealy’s system beta testing and the parties entering into a master services agreement and other related agreements. The above-referenced amendment extends both our exclusivity obligations and Sealy’s deadline to meet its order and installation requirement under such agreement from the quarter ending December 31, 2006 to the quarter ending June 30, 2007. Such amendment appears as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
ITEM 8.01 OTHER EVENTS.
     We are filing herewith a Cautionary Statement pursuant to the Private Securities Litigation Reform Act of 1995 for use as a readily available written document to which reference may be made in connection with forward-looking statements, as defined in such act. Such Cautionary Statement, which appears as Exhibit 99 to this report, is incorporated by reference in response to this Item 8.01.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.
     See “Exhibit Index.”

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2007	Wireless Ronin Technologies, Inc.
	By:	/s/ John A. Witham
John A. Witham
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amendment to Sale and Purchase Agreement, dated as of January 24, 2007, between the Company and Sealy Corporation.
99	Cautionary Statement, dated January 24, 2007.